SCHEDULE A

                                  FUNDS

NAME OF FUND                                 ANNUAL RATE OF
                                             AVERAGE DAILY    EFFECTIVE
                                             NET ASSETS       DATE

First Trust Dow Jones Select MicroCap
Index(SM) Fund                               0.50%            September 24, 2005

First Trust Value Line(R) Arithmetic
Index Fund                                  [0.50%]

First Trust Morningstar(R) Dividend
Leaders(SM) Index Fund                       0.30%            March 15, 2006

First Trust NASDAQ-100 Equal Weighted
Index(SM) Fund                               0.40%            April 25, 2006

First Trust NASDAQ-100-Technology Sector
Index(SM) Fund                               0.40%            April 25, 2006

First Trust Ibbotson Core U.S. Equity
Allocation Index Fund                       [0.50%]

First Trust IPOX-100 Index Fund              0.40%            April 13, 2006

First Trust AMEX(R) Biotechnology
Index Fund                                   0.40%            June 23, 2006

First Trust DB Strategic Value Index Fund    0.50%            July 11, 2006

First Trust Dow Jones Internet
Index(SM) Fund                               0.40%            June 23, 2006

First Trust NASDAQ-100 Ex-Technology
Sector Index(SM) Fund                        0.40%            February 14, 2007

First Trust NASDAQ(R) Clean Edge(R) U.S.
Liquid Series Index Fund                     0.40%            February 14, 2007

First Trust Value Line(R) Equity
Allocation Index Fund                        0.50%            October 13, 2006


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First Trust Value Line(R) Dividend Fund      0.50%            October 13, 2006

First Trust S&P REIT Index Fund             [0.__%]

First Trust ISE-Revere Natural Gas
Index Fund                                  [0.__%]

First Trust ISE Water Index Fund            [0.__%]

First Trust ISE Chindia Index Fund          [0.__%]

First Trust Value Line(R) 100
Exchange-Traded Fund                        [0.__%]




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